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                                                                   Exhibit 10.19
               AMENDMENT NO. 1 TO SEALY CORPORATION

                      1992 STOCK OPTION PLAN

         Sealy Corporation, hereinafter called the "Company", hereby adopts an amendment to the Company's 1992 Stock Option Plan effective May 1, 1996 which amendment adds the following additional paragraphs to Section 3.6 of the Plan, as heretofore in effect:

         Until such time as the Common Shares (or any successor common equity) are registered under the Securities Exchange Act of 1934, as amended, as of the record date for any special, large and non-recurring cash dividend to be paid on the Common Shares, the option price per share on each outstanding option shall be reduced automatically and the number of Common Shares relating to each outstanding option shall be increased automatically to give effect to such special, large and non-recurring cash dividend, to the maximum extent allowable without the Company having to account for additional compensation expense under then-current generally accepted accounting principals, such that

              (a) the aggregate intrinsic value (the difference between the fair market value per share and the exercise price) of each outstanding option immediately after the payment of the special, large and non-recurring cash dividend is not greater than the intrinsic value of the option immediately prior to such dividend; and

              (b) the ratio of the exercise price per share to the fair market value per share for such option is not reduced.

         IN WITNESS WHEREOF, SEALY CORPORATION, by its appropriate officers duly authorized, has executed this instrument effective as of the 27 day of June, 1996.

                                          SEALY CORPORATION

                                          By: /s/ Ron L. Jones
                                             ---------------------------------
                                          Its: President - CEO
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                                          By: /s/
                                             ---------------------------------
                                          Its: Vice Pressident, Human Resources
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